UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
May 9, 2014 (May 7, 2014)

Alamo Group Inc.
(Exact name of registrant as specified in its charter)

State of Delaware (State or Other Jurisdiction of Incorporation)	0-21220 (Commission file number)	74-1621248 (I.R.S. Employer Identification No.)

1627 E. Walnut
Seguin, Texas 78155
(Address of Registrant’s principal executive offices, including zip code)

(830) 379-1480

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 7, 2014, Alamo Group Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”).  The matters listed below were submitted to a vote of the stockholders through the solicitation of proxies, and the proposals are described in detail in the Company’s proxy statement filed with the Securities and Exchange Commission on March 18, 2014 (the “Proxy Statement”).

Set forth below, with respect to each proposal, are the number of votes cast for or against, the number of abstentions and the number of broker non-votes:

Proposal 1 — Election of directors

The majority of stockholders approved the election of all seven of the nominees for director to serve until the next Annual Meeting or until their successors are duly elected and qualified.  The voting results were as follows:
	For	Against	Abstain	Broker Non-Votes
Roderick R. Baty	8,036,390	184,404	3,640	644,471
Helen W. Cornell	8,197,005	23,488	3,941	644,471
Jerry E. Goldress	6,320,088	1,900,816	3,531	644,470
David W. Grzelak	8,032,183	188,371	3,882	644,469
Gary L. Martin	8,018,685	202,109	3,640	644,471
Ronald A. Robinson	8,199,016	21,614	3,806	644,469
James B. Skaggs	8,197,189	23,456	3,791	644,469

Proposal 2 — Ratification of appointment of KPMG LLP as independent auditor for fiscal year 2014

The appointment of KPMG LLP to serve as the Company's independent auditor for the fiscal year ending December 31, 2014 was ratified. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
8,807,066	54,961	6,878	-

Proposal 3 — Advisory vote on compensation of named executive officers

The majority of stockholders approved, on an advisory, non-binding basis, the compensation of our named executive officers as described in the Proxy Statement, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
8,150,711	60,205	13,519	644,470

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned authorized officer.

Alamo Group Inc.

Date: May 9, 2014	By:	/s/ Robert H. George
Robert H. George
Vice President